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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 8, 2017
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The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11605 (Commission File Number)	95-4545390 (IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (818) 560-1000

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.07 Submission of Matters to a Vote of Security Holders

(a-b) The final results of voting on each of the matters submitted to a vote of security holders during the Registrant’s annual meeting of shareholders on March 8, 2017 are as follows.

1.	Election of Directors:	For	Against	Abstentions	Broker Non-Votes
	Susan E. Arnold	1,045,272,268	29,950,976	2,068,391	270,155,246
	John S. Chen	983,026,137	92,059,853	2,205,645	270,155,246
	Jack Dorsey	999,232,887	75,101,566	2,957,182	270,155,246
	Robert A. Iger	1,028,731,216	40,881,637	7,678,782	270,155,246
	Maria Elena Lagomasino	1,029,931,053	45,164,772	2,195,810	270,155,246
	Fred H. Langhammer	1,050,691,013	24,278,463	2,322,159	270,155,246
	Aylwin B. Lewis	979,088,899	95,878,139	2,324,597	270,155,246
	Robert W. Matschullat	1,053,621,158	21,326,400	2,344,077	270,155,246
	Mark G. Parker	1,061,942,316	13,062,061	2,287,258	270,155,246
	Sheryl K. Sandberg	1,066,440,575	8,817,874	2,033,186	270,155,246
	Orin C. Smith	1,029,608,852	45,371,690	2,311,093	270,155,246

Under the Registrant’s Bylaws, each of the directors was elected, having received more votes “for” than “against.”

		For	Against	Abstentions
2.	Ratification of PricewaterhouseCoopers LLP as registered public accountants	1,323,422,822	20,802,168	3,221,891

Under the Registrant’s Bylaws, the selection of the auditors was ratified, having received “for” votes from more than a majority of shares cast for, against or abstain.

		For	Against	Abstentions	Broker Non-Votes
3.	Approval of the advisory vote on executive compensation	900,491,165	171,054,086	5,746,384	270,155,246

Under the Registrant’s Bylaws, the proposal was approved, having received “for” votes from more than a majority of shares cast for, against or abstain.

		One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
4.	Advisory vote on the frequency of votes on executive compensation	986,170,659	5,070,903	81,751,123	4,298,950	270,155,246

Under the Registrant’s Bylaws, the proposal to hold advisory votes every year was approved, having received more than a majority of shares cast for one of the three options or abstain.

		For	Against	Abstentions	Broker Non-Votes
5.	Shareholder proposal relating to lobbying disclosures	347,350,728	595,616,916	134,323,991	270,155,246

Under the Registrant’s Bylaws, the proposal failed, having received “for” votes from less than a majority of votes cast for, against or abstain

		For	Against	Abstentions	Broker Non-Votes
6.	Shareholder proposal relating to changes to proxy access bylaws	287,787,051	780,423,130	9,081,454	270,155,246

Under the Registrant’s Bylaws, the proposal failed, having received “for” votes from less than a majority of votes cast for, against or abstain.

(d)
On March 8, 2017, following the Registrant’s annual meeting of shareholders, the Board adopted a resolution providing that an advisory vote on executive compensation would be held annually until the next required vote on the frequency of such votes.

Item 8.01 Other Events

On March 10, 2017 the Registrant entered into a new $2.5 billion 364-Day Credit Agreement with a syndicate of lenders to support commercial paper borrowings and for other general corporate purposes. The new facility will expire on March 9, 2018 and replaces the Registrant’s $1.5 billion 364-Day Credit Agreement (filed as Exhibit 10.1 to the Registrant’s Form 8-K dated March 14, 2016), which expired on March 10, 2017. Under the new 364-Day facility, as with the former facility, the Registrant has the option to extend the maturity date of all or a portion of advances outstanding at the time of maturity for one year. The Registrant has the option to borrow at LIBOR-based rates plus a spread, subject to a cap and a floor that vary with the Registrant’s debt rating, depending on the credit default swap spread applicable to the Registrant’s senior, unsecured debt. The remaining provisions of the new facility, including representations, warranties, covenants and events of default, are also substantially similar to the provisions of the former 364-Day facility. In particular, the new facility contains only one financial covenant, relating to interest coverage, and specifically excludes certain entities, including Euro Disney, Hong Kong Disneyland and Shanghai Disney Resort, from any representations, covenants or events of default.

A copy of the new 364-Day Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
10.1    364 Day Credit Agreement dated as of March 10, 2017

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary
Registered In-House Counsel
Dated: March 13, 2017